As filed with the Securities and Exchange Commission on February 11, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NETSCOUT SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2837575
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

310 Littleton Road

Westford, MA 01886

(Address of Principal Executive Offices) (Zip Code)

1999 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Anil K. Singhal, President and Chief Executive Officer

NetScout Systems, Inc.

310 Littleton Road

Westford, MA 01886

(Name and Address of Agent For Service)

(978) 614-4000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John A. Meltaus, Esq.

Testa, Hurwitz & Thibeault, LLP

High Street Tower

125 High Street

Boston, MA 02110

(617) 248-7000

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

NETSCOUT SYSTEMS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Options Reserved for Grant	750,000 shares	$8.44	$6,330,000	$802.01
Common Stock $0.001 par value
TOTAL:				$802.01

(1)	Pursuant to a recent amendment to the Company’s 1999 Employee Stock Purchase Plan, an additional 750,000 shares of Common Stock may be issued and such additional shares are registered hereby. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the 1999 Employee Stock Purchase Plan, as amended, will be 1,250,000 shares. This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the NetScout Systems, Inc. 1999 Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of NetScout Systems, Inc.

(2)	None of the shares registered in this Registration Statement are subject to outstanding options. The exercise price of such options shall be determined at time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h)(1), the price of $8.44, which is the average of the high and low prices reported on the Nasdaq Stock Market on February 4, 2004 is set forth solely for purposes of calculating the registration fee.

This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-88131) relating to the NetScout Systems, Inc. 1999 Employee Stock Purchase Plan, Registration Statements on Form S-8 (Nos. 333-90971 and 333-73842) relating to the NetScout Systems, Inc. 1999 Stock Option and Incentive Plan, a Registration Statement on Form S-8 (No. 333-95647) relating to the NetScout Systems, Inc. 1990 Stock Option Plan, and a Registration Statement on Form S-8 (No. 333-41880) relating to the NextPoint Networks, Inc. 1997 Stock Option Plan and the NextPoint Networks, Inc. 2000 Stock Option Plan are effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1

Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibits 3.3 and 4.1 to the Company’s Registration Statement on Form S-1 (No. 333-76843) and incorporated herein by reference)

4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibits 3.2 and 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and incorporated herein by reference)
4.3

Specimen Certificate for shares of the Company’s Common Stock (filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated herein by reference)

4.4	NetScout Systems, Inc. 1999 Employee Stock Purchase Plan, as amended
5	Opinion of Testa, Hurwitz & Thibeault, LLP
23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, Commonwealth of Massachusetts, on this 11th day of February, 2004.

NETSCOUT SYSTEMS, INC.

By:	/s/ Anil K. Singhal

Anil K. Singhal President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of NetScout Systems, Inc., hereby severally constitute and appoint Anil K. Singhal, Narendra V. Popat and David P. Sommers, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable NetScout Systems, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ANIL K. SINGHAL Anil K. Singhal	President, Chief Executive Officer, Treasurer and Director (Principal Executive Officer)	February 11, 2004

/s/ NARENDRA V. POPAT Narendra V. Popat	Chairman of the Board and Secretary	February 11, 2004

/s/ DAVID P. SOMMERS David P. Sommers	Senior Vice President, General Operations and Chief Financial Officer (Principal Financial Officer)	February 11, 2004

/s/ JOSEPH G. HADZIMA, JR. Joseph G. Hadzima, Jr.	Director	February 11, 2004

/s/ KENNETH T. SCHICIANO Kenneth T. Schiciano	Director	February 11, 2004

/s/ JOHN R. EGAN John R. Egan	Director	February 11, 2004

/s/ VINCENT J. MULLARKEY Vincent J. Mullarkey	Director	February 11, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibits 3.3 and 4.1 to the Company’s Registration Statement on Form S-1 (No. 333-76843) and incorporated herein by reference)

4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibits 3.2 and 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and incorporated herein by reference)

4.3	Specimen Certificate for shares of the Company’s Common Stock (filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated herein by reference)

4.4	NetScout Systems, Inc. 1999 Employee Stock Purchase Plan, as amended

5	Opinion of Testa, Hurwitz & Thibeault, LLP

23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included as part of the signature page of this Registration Statement)